UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2015

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
Item 2.01.	Completion of Acquisition or Disposition of Assets.
Item 2.03.	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

Closing of Land Purchase

On July 2, 2015, HomeFed Corporation (the “Company”) completed its previously announced acquisition of approximately 1,600 acres in the Otay Ranch area of San Diego County, California (the “Land Purchase”) for a cash purchase price of $150,000,000, pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated June 5, 2015, as amended on June 26, 2015, by and between HomeFed Otay Land II, LLC, a wholly-owned subsidiary of the Company (“Buyer”), and SSBT LCRE V LLC (“Seller”). The land that was purchased is contiguous with the land in Otay Ranch currently owned by an affiliate of the Company and is entitled for approximately 2,640 single family and approximately 4,300 multi-family residential units and 40,000 square feet of commercial space. The purchased land includes approximately 30 acres of land designated for industrial and office space development and 700 acres of land designated for open space and preserve.

The Land Purchase was funded in part out of the Company’s working capital and in part by the proceeds of the private offering, sale and issuance of the Notes (as defined below).

Purchase and Sale of Notes

On June 29, 2015, the Company and certain of its domestic wholly-owned subsidiaries named therein as Guarantors (the “Guarantors”) entered into purchase agreements (collectively, the “Purchase Agreements”) with certain investors named therein (the “Purchasers”) pursuant to which the Purchasers agreed to purchase an aggregate of $125,000,000 of 6.50% Senior Notes due 2018 (the “Notes”) from the Company in a private placement exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, in reliance upon exemptions from registration thereunder provided by Section 4(a)(2) of the Securities Act or Regulation D of the Securities Act (but without requiring any filing of a “Form D”) or outside of the United States in reliance on Regulation S under the Securities Act. Pursuant to the terms of the Purchase Agreements, the purchase price for the Notes was 99% of the principal amount of the Notes purchased by such Purchaser.

In connection with the sale of the Notes, Jefferies LLC (“Jefferies”), an indirect, wholly-owned subsidiary of Leucadia National Corporation (“Leucadia”), an affiliate of the Company, acted as the placement agent and the closing agent (the “Placement Agent”) for the offering pursuant to the terms of an agreement, dated June 29, 2015, among Jefferies, the Company and the Guarantors (the “Placement Agency Agreement”) as described below.

The Notes were issued pursuant to an indenture (the “Indenture”), dated June 30, 2015 (the “Issue Date”) by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee containing such terms as set forth below.

The Notes will mature on June 30, 2018 and will be fully and unconditionally guaranteed by the Guarantors on the terms provided in the Indenture. Interest on the Notes will accrue at a rate of 6.50% per annum and will be payable semi-annually in arrears on July 1 and January 1, commencing January 1, 2016. The Notes are senior unsecured obligations of the Company and the guarantees are the senior unsecured obligations of the Guarantors.

The Company may not redeem or repurchase the Notes prior to June 30, 2016, after which time, the Company may redeem Notes at its option, in whole or in part, at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to the rights of holders of record at the close of business on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture) after the Issue Date, to the extent the Notes were not otherwise redeemed, the Company must make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in each case, as provided in, and subject to the terms of, the Indenture. Pursuant to the Indenture, the Company will use the net proceeds of certain asset sales to offer to purchase the Notes at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, limit the Company’s and certain of its subsidiaries’ ability to incur, issue, assume or guarantee certain indebtedness, issue shares of disqualified or preferred stock, pay dividends on equity or consummate certain asset sales or affiliate transactions. Additionally certain customary events of default may result in an acceleration of the maturity of the Notes.

Related Party Transactions

Joseph S. Steinberg, the chairman of our Board of Directors, and Ian M. Cumming, one of our directors, each entered into a Purchase Agreement with the Company and the Guarantors, pursuant to which each of them purchased Notes with a value of $5 million, or four percent (4%), of the principal amount of the Notes issued (such purchases, the “Affiliate Note Purchases”). Mr. Steinberg is also chairman of the board of directors of Leucadia. Each of Messrs. Steinberg and Cumming is considered to be a “Related Person” under the Company’s related person transactions policy (the “Policy”). Accordingly, pursuant to and in accordance with the Policy and taking into account all relevant facts and circumstances, the independent Audit Committee of the Board (the “Audit Committee”) considered the Affiliate Note Purchases and approved, and recommended to the Board the approval of, the Affiliate Note Purchases, which were unanimously approved by the Board (with Messrs. Steinberg and Cumming abstaining from the vote).

Pursuant to the Placement Agency Agreement, Jefferies acted as Placement Agent for the Notes. Jefferies is a wholly-owned subsidiary of Jefferies Group LLC, a wholly owned subsidiary of Leucadia. Leucadia is an affiliate of the Company and a “Related Person” under the Policy. Accordingly, pursuant to and in accordance with the Policy, the Audit Committee considered the Placement Agency Agreement and approved, and recommended to the Board the approval of, the Placement Agency Agreement, which was unanimously approved by the Board (with Brian Friedman, Chairman of the Executive Committee of Jefferies Group LLC and one of our directors, abstaining from the vote).

Pursuant to the Placement Agency Agreement, Jefferies received a fee equal to 50 basis points from the gross proceeds of the offering and will receive a fee equal to 50 basis points of the gross proceeds from the sale of the Notes on each of the first and second anniversary of the Issue Date provided that Notes are outstanding at such dates. Additionally, each of the Company and the Guarantors has agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act, and to reimburse Jefferies all reasonable out-of-pocket expenses incurred in connection with any action or claim for which indemnification has or is reasonably likely to be sought by Jefferies.

The descriptions of each of the Purchase and Sale Agreement and Joint Escrow Instructions, the First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, the Indenture, the Placement Agency Agreement, the Non-Affiliate Note Purchase Agreement, and the Affiliate Note Purchase Agreement are not intended to be complete and are qualified in their entirety by reference to the forms attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated June 30, 2015, among the Company, the Guarantors party thereto from time to time and Wilmington Trust, National Association.

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated June 5, 2015, between the Buyer and the Seller.

10.2	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 26, 2015, between the Buyer and the Seller.

10.3	Placement Agency Agreement, dated June 29, 2015, among the Company, the Guarantors and Jefferies.

10.4	Form of Non-Affiliate Note Purchase Agreement, dated June 30, 2015, among the Company, the Guarantors and the Non-Affiliate Investors.

10.5	Form of Affiliate Note Purchase Agreement, dated June 30, 2015, among the Company, the Guarantors and the Affiliate Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015

HOMEFED CORPORATION

/s/ Erin N. Ruhe
Name:	Erin N. Ruhe
Title:	Vice President

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated June 30, 2015, among the Company, the Guarantors party thereto from time to time and Wilmington Trust, National Association.

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated June 5, 2015, between the Buyer and the Seller.

10.2	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated June 26, 2015, between the Buyer and the Seller.

10.3	Placement Agency Agreement, dated June 29, 2015, among the Company, the Guarantors and Jefferies.

10.4	Form of Non-Affiliate Note Purchase Agreement, dated June 30, 2015, among the Company, the Guarantors and the Non-Affiliate Investors.

10.5	Form of Affiliate Note Purchase Agreement, dated June 30, 2015, among the Company, the Guarantors and the Affiliate Investors.